Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Charter Communications, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-190516, 333-163357, 333-170475, 333-211517, 333-214399, and 333-232855) on Form S-8 and (No. 333-251186) on Form S-3 of our report dated January 26, 2023, with respect to the consolidated financial statements of Charter Communications, Inc. and the effectiveness of internal control over financial reporting.

(Signed) KPMG LLP

St. Louis, Missouri
January 26, 2023